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By Electronic Delivery to: *mmontenegro@sbscorporate.com; ocontes@kayescholer.com*

October 2, 2007

Mr. Joseph A. Garcia
Chief Financial Officer
Spanish Broadcasting System, Inc.
2601 South Bayshore Drive, Penthouse II
Coconut Grove, FL 33133

Re: Spanish Broadcasting System, Inc. (the "Company")

Dear Mr. Garcia:

On April 11, 2007, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4350(d)(2) (the "Rule"). Based on the information regarding the appointment of Mitchell A. Yelen to the Company's audit committee, as detailed in your letter dated September 28, 2007, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Tom Choe, Senior Analyst, at (301) 978-8027.

Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications